Exhibit 99.1

Advanced Emissions Solutions, Inc.

NASDAQ: ADES

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS APPOINTS L. HEATH SAMPSON AS

CHIEF FINANCIAL OFFICER

Mark McKinnies announces retirement

HIGHLANDS RANCH, Colorado, September 2, 2014 – Advanced Emissions Solutions, Inc. (NASDAQ:ADES) (the “Company”) today announced that the Company has appointed Heath Sampson as Chief Financial Officer, following the retirement of Mark McKinnies, who has served as Chief Financial Officer since 2000.

Heath Sampson was previously CFO at Square Two Financial, a private equity owned financial services firm with more than $300 million in annual revenues and more than $250 million in SEC registered debt instruments. Previously he was the CFO of First Data Financial Services, Vice President of Risk, Control and Audit at First Data Corporation, and a Senior Manager at Arthur Andersen. Through his career he demonstrated leadership in building and improving SEC Reporting, Tax, Treasury, Analytics and regulatory compliance as the companies went through periods of rapid growth. He received his Bachelors of Business Administration in Accounting and a Masters of Accountancy from the University of Denver, is a CPA and a member of the Colorado AICPA, and is Six Sigma Greenbelt-Black Belt Trained.

Dr. Michael D. Durham, Company President and CEO said, “We are excited to add Heath to our executive team. He brings extensive experience and a demonstrated track record in helping to build companies and we look forward to him playing a key role in the Company’s future growth.”

Dr. Durham continued “We would also like to acknowledge Mark McKinnies for all of his contributions to the Company. Mark has been an invaluable partner over the past 17 years, from spinning the Company out of Earth Sciences in 2003- with an initial market valuation of less than $10 million- through the challenges of regulatory delays and other set-backs, to developing multiple business lines that built the Company to its current market valuation in excess of $400 million today. We wish him well in his retirement.”

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding our future growth and the ability of our technologies to advance cleaner energy and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws, regulations, accounting rules and their impact, economic conditions and market demand; inability to commercialize our technologies on favorable terms; technical, start-up and operational difficulties; availability of raw materials and equipment; loss of key personnel; and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Graham Mattison

Vice President, Investor Relations

(720) 889-6206

graham.mattison@adaes.com